UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d)

Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2011

WIND ENERGY AMERICA INC.

(formerly Dotronix, Inc.)

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-9996	41-1387074
(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 100

Eden Prairie, MN 55344

(Address of Principal Executive Offices)(Zip Code)

(952) 746-1313

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Ac

May 3, 2011

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)
In an 8-K filing dated March 18,2011, Wind Energy America, Inc (the “Company”) disclosed that its Auditor, Child Van Wagoner & Bradshaw, PLLC (the “Auditor”) had terminated its relationship with the Company on February 15, 2011.

(b)	The Securities and Exchange Commission staff has commented that it requires additional information regarding the Auditors decision to terminate its relationship with the Company.

(c)	Therefore, the Company is providing the following additional information:

i)	The Auditor terminated the relationship to act as the Company’s auditor due to the Company’s inability to pay for the Auditors services in a timely manner;

ii)
The Company did not initiate the action and a new auditor has not been named at this time and there has been no recommendation or approval by the Board of Directors of the Company to a new assignment at this time;

iii)	The Auditor’s report of the Company’s financial statements for the year ended June 30, 2010 included language expressing doubt as to the Company’s ability to continue as going concern;

iv)
However, the Auditor’s report contained no other adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles with regard to the Company’s financial statements for either of the past two years or subsequent interim periods;

v)
During the past two years and subsequent interim periods, there had been no disagreements between the Auditor and the Company on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure;

vi)	A new auditor has not been engaged at this time and the Company intends to do so as soon as its financial condition has improved; and

vii)	The Auditor’s letters dated February 15, 2011 and May 9, 2011 are attached as exhibits to this amended Form 8-K/A.

(d)
The Company has provided the Auditor with a copy of the foregoing disclosure, and requested that the Auditor furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. The Company has filed, as Exhibit 16.2 to this Form 8-K/A a copy of the letter from the Auditor, dated May 9, 2011 stating their agreement with such statements, as required by Item 304(a)(3) of Regulation S-K.

Exhibits

Exhibit No. 16.1    Letter from the Auditor
Exhibit No 16.2    Confirmation from the Auditor

Wind Energy America Inc.
Dated: May 11, 2011
	By:	/s/ Melvin E. Wentz
Melvin E. Wentz, Chief Executive Officer and President